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                            MASTER BROKER LOAN NOTE

                                                             Chicago, Illinois
                                                        Date: October 24, 1989

     FOR VALUE RECEIVED, Ameritrade, Inc. (the "Company") promises to pay to the order of The First National Bank of Chicago (the "Bank"), in lawful money of the United States at the office of the Bank at One First National Plaza, Chicago, Illinois, or as the Bank may otherwise direct the aggregate outstanding unpaid principal amount of loans ("Loans") advanced hereunder, together with interest as provided below.

     Except as provided in the following paragraph, each Loan hereunder shall be due and payable on the day following the day on which the Loan is made and shall bear interest at the rate per annum quoted to the Company by the Bank ("Transaction Rate"), which rate shall be applicable to and in effect for the day on which it is quoted.

     In addition to the Transaction Rate, the Company and the Bank may agree to a fixed interest rate ("Fixed Rate") and a specific term in excess of one day for a Loan (a "Fixed Rate Loan") at the time of borrowing. Each such Fixed Rate Loan shall be due and payable at the specified maturity of such Loan.

     Unless another rate is specifically agreed to by the Bank for any Loan, a Transaction Rate Loan or Fixed Rate Loan not paid when due shall thereafter be payable on demand and bear interest at a rate equal to the greater of the corporate base rate of interest announced by the Bank from time to time, changing when and as the corporate base rate changes or the then applicable Fixed Rate or Transaction Rate.

     On each business day of the Bank for which the Company desires the Bank to make a Loan, any person authorized to borrow on behalf of the Company (an "authorized person") may request by telephone a quote for an interest rate for such Loan. If the Bank elects to offer a Loan to the Company and if the Company elects to accept the rate at the time such rate is quoted by the Bank, then the Bank shall make a Loan at the stipulated rate on such day. Any authorized person may request a Loan or an interest rate quote hereunder and give the Bank information relevant to such Loan by telephone or telex. The Company agrees that, in implementing this arrangement, the Bank is authorized to honor requests which it believes, in good faith, to emanate from an authorized person acting pursuant to this note, whether in fact that be the case or not. The Company will confirm the terms of each Loan by mailing a confirmation letter to the bank signed by an authorized person.

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     Each payment of principal hereunder shall be made in immediately available funds (or clearinghouse funds if the Loan was made in clearinghouse funds). Interest on all Loans shall be due and payable in immediately available funds on the last day of each month during which a Loan is outstanding. If any payment shall become due and payable on a Saturday, Sunday or legal holiday under the laws of Illinois, such payment shall be made on the next succeeding business day in Illinois and any such extended time of the payment of principal shall be included in computing interest at the rate this note bears in connection with such payment. All interest hereunder shall be computed for the actual numbers of days elapsed on a 360-day year basis.

     Fixed Rate Loans may be prepaid prior to the agreed maturity or that Loan only upon payment to the Bank of all loss or cost to the Bank resulting from such prepayment, including without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Loan.

     The Company hereby authorizes the Bank to record Loans, maturities, repayments, interest rates and payment dates on the schedule on the reverse side of this note or otherwise on the Bank's books and records in accordance with the Bank's usual practices. The obligation of the Company to repay each Loan made hereunder shall be absolute and unconditional notwithstanding any failure of the Bank to enter such amounts on such schedule and, in the event of disagreement as to the terms of a transaction, the Bank's records shall govern, absent manifest error. The Company hereby authorizes the Bank to deposit the proceeds of Loans to, and to charge payments of principal and interest against, the Company's deposit account with the Bank or as otherwise requested by the Company. All Loans shall be made by the Bank in immediately available funds unless the Company specifically requests clearinghouse funds when such Loan is requested.

     Nothing in this note shall constitute a commitment to make Loans to the Company. In addition to, and without limitation of, any rights of the Bank under applicable law, if any amount payable hereunder is not paid, when due, there is any material adverse change in the Company's financial condition, there is a default under any agreement governing indebtedness of the Company, there is a default under any security agreement or other agreement between the Company and the Bank, any petition is filed by or against the Company under the United States Bankruptcy Code or similar state law or if the Company becomes insolvent, howsoever evidenced, the Bank may declare all unpaid principal and interest on the Loans and unpaid fees immediately due and payable and any indebtedness from the Bank to the Company may be offset and applied toward the payment of all unpaid principal, interest and fees payable hereunder, whether or not such amounts or any part thereof, shall then be due. The Company expressly waives any presentment, demand, protest or notice in connection with this note

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now, or hereafter, required by applicable law and agrees to pay all costs and expenses of collection. The Company represents to the Bank, in accordance with Regulation U of the Board of Governors of the Federal Reserve System, that it is subject to Regulation T promulgated by such Board of Governors and that it does not extend or maintain credit to or for customers except in accordance with the provisions of such Regulation T. This note and all Loans made hereunder, shall, to the extent permitted by law be secured by all collateral, if any, now or hereafter pledged by the Company to the Bank together with all proceeds thereof to the extent permitted by law.

     This note shall be governed by the internal laws (and not the law of conflicts) of the State of Illinois, giving effect, however, to federal laws applicable to national banks.


                                       Ameritrade Inc.
                                      ----------------------------------
                                       By Kurt J. Halvorson
                                          ------------------------------
                                       Title  Controller
                                             ---------------------------


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